SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

                              [Amendment No. ____]

Filed by the Registrant                     |X|
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Check the appropriate box:
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|_|      Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
|_|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                             PYR Energy Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                 Not Applicable
--------------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
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                 Not applicable
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        2.       Aggregate number of securities to which transaction applies:
                 Not applicable
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        3.       Per unit price or other underlying value of transaction
                 computed pursuant to Exchange Act Rule 0-11 (Set forth the
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                 was determined):
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|_|     Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration
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


                             PYR ENERGY CORPORATION
                            1675 Broadway, Suite 2450
                             Denver, Colorado 80202
                                 (303) 825-3748

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            to be held June 18, 2001

     The Annual Meeting Of Stockholders of PYR Energy Corporation will be held on June 18, 2001 at ______ a.m. (local time) at _______________________________________, for the following purposes:

     1.   To elect a Board Of Directors consisting of four Directors.

     2. To consider and vote upon a proposal recommended by the Board Of Directors to amend our Certificate Of Incorporation to increase our authorized common stock to 75,000,000 shares.

     3. To consider and vote upon a proposal recommended by the Board Of Directors to reincorporate the Company under the laws of the State of Maryland.

     4. To consider and vote upon a proposal recommended by the Board Of Directors to amend our 2000 Stock Option Plan to increase from 500,000 to 1,500,000 the number of shares of common stock issuable pursuant to options granted under our 2000 Stock Option Plan.

     5. To consider and vote upon a proposal recommended by the Board Of Directors to ratify the selection of Wheeler Wasoff, P.C. to serve as our independent certified accountants.

     6. To transact any other business that properly may come before the annual meeting.

     Only the stockholders of record as shown on our transfer books at the close of business on May 7, 2001 are entitled to notice of, and to vote at, the annual meeting.

     All stockholders, regardless of whether they expect to attend the meeting in person, are requested to complete, date, sign and return promptly the enclosed form of proxy in the accompanying envelope (which requires no postage if mailed in the United States). The person executing the proxy may revoke it by filing with our Secretary an instrument of revocation or a duly executed proxy bearing a later date, or by electing to vote in person at the annual meeting.

     ALL STOCKHOLDERS ARE EXTENDED A CORDIAL INVITATION TO ATTEND THE ANNUAL MEETING.

                                                     By the Board Of Directors


                                                     D. Scott Singdahlsen
                                                     Chief Executive Officer
Denver, Colorado
May 18, 2001

                                 PROXY STATEMENT

                             PYR ENERGY CORPORATION
                            1675 Broadway, Suite 2450
                             Denver, Colorado 80202
                                 (303) 825-3748

                         ANNUAL MEETING OF STOCKHOLDERS
                            to be held June 18, 2001

     This proxy statement is provided in connection with the solicitation of proxies by the Board Of Directors of PYR Energy Corporation, a Delaware corporation (the "Company" or "we" or "us"), to be voted at the Annual Meeting Of Stockholders to be held at ______ a.m. (local time) on June 18, 2001 at , or at any adjournment or postponement of the annual meeting. We anticipate that this proxy statement and the accompanying form of proxy will be first mailed or given to stockholders on or about May 18, 2001.

     The shares represented by all proxies that are properly executed and submitted will be voted at the Annual Meeting in accordance with the instructions indicated on the proxies. Unless otherwise directed, the shares represented by proxies will be voted (1) for each of the four nominees for director whose names are set forth on the proxy card, (2) in favor of the amendment of our Certificate Of Incorporation to increase our authorized common stock to 75,000,000 shares, (3) in favor of reincorporating the Company in Maryland, (4) in favor of the amendment of our 2000 Stock Option Plan to increase from 500,000 to 1,500,000 the number of shares of common stock issuable pursuant to options granted under our 2000 Stock Option Plan, and (5) in favor of ratification of Wheeler Wasoff, P.C. as our independent certified accountants.

     A stockholder giving a proxy may revoke it at any time before it is exercised by delivering written notice of revocation to our Secretary, by substituting a new proxy executed at a later date, or by requesting, in person at the Annual Meeting, that the proxy be returned.

     The solicitation of proxies is to be made principally by mail; however, following the initial solicitation, further solicitations may be made by telephone or oral communication with stockholders. Our officers, directors and employees may solicit proxies, but these persons will not receive compensation for that solicitation other than their regular compensation as employees. Arrangements also will be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to beneficial owners of the shares held of record by those persons. We may reimburse those persons for reasonable out-of-pocket expenses incurred by them in so doing. We will pay all expenses involved in preparing, assembling and mailing this proxy statement and the enclosed material. A majority of the issued and outstanding shares of common stock entitled to vote, represented either in person or by proxy, constitutes a quorum at any meeting of the stockholders. If sufficient votes for approval of the matters to be considered at the annual meeting have not been received prior to the meeting date, we intend to postpone or adjourn the annual meeting in order to solicit additional votes. The form of proxy we are soliciting requests authority for the proxies, in their discretion, to vote the stockholders' shares with respect to a postponement or adjournment of the Annual Meeting. At any postponed or adjourned meeting, we will vote any proxies received in the same manner described in this proxy statement with respect to the original meeting.

                   RECENT DEVELOPMENTS CONCERNING THE COMPANY

     During the fiscal year ended August 31, 2000, we announced a major natural gas discovery at our East Lost Hills exploration project. This project dates back to May of 1998, when we and other working interest owners commenced drilling our first exploration well - the Bellevue #1-17. On November 23, 1998, the Bellevue #1-17 prospect well blew out and ignited after having reached a depth of approximately 17,600 feet out of targeted total depth of 19,000 feet. A relief well, the Bellevue #1-17R, began drilling on December 18, 1998. On May 29, 1999 the relief well successfully killed, and the operator plugged and abandoned, the original 1-17 well bore. The Bellevue #1-17R was then used to successfully sidetrack a replacement well back into the target reservoir. Concurrent with commencing completion operations on the 1-17R well, Berkley Petroleum, Inc. (a wholly owned subsidiary of Berkley Petroleum Corporation of Calgary, Alberta, Canada had taken over as operator. On March 19, 2001, Berkley was acquired by Anadarko Petroleum Corporation and effective on that date, Anadarko became operator of the East Lost Hills project.

     In August 1999, we and other working interest owners commenced drilling the ELH #1 well, approximately two miles northwest of the #1-17R well. On April 12, 2000, this well had drilled to a total depth of 19,724 feet. Production testing commenced on May 28, 2000. On July 6, 2000, based on the results of the production testing and other analysis, we announced a natural gas discovery at the East Lost Hills Field. In February 2001, we reported that the ELH # 1 well began flowing gas and liquid hydrocarbons. Production from the ELH # 1 well is being sold at prices indexed to the California spot market. Other participants at East Lost Hills and us are at various stages of drilling or testing three additional wells in the field.

     On July 11, 2000, the participants commenced drilling the Berkley ELH #2 well. This well targets the same structure encountered by the Bellevue 1-17, 1-17R and the ELH #1 wells and is located approximately 1.5 miles northwest of the ELH #1. Currently, this well has been drilled and cased to a measured depth of 18,011 feet. In March 2001, we announced the preliminary testing results of the ELH #2 well. During the flow test portion of the production test, gas was flowed at approximately 3 mmcf/day. Analysis of the production and pressure build-up from the flow test is still in progress and final test results will be released upon completion of the analysis of the data.

     On June 19, 2000, the participants at East Lost Hills commenced drilling the ELH #3 well. This well is located approximately one mile southwest of the Bellevue 1-17R location and is designed to test a geologically separate structure than the structure encountered by the Bellevue 1-17, 1-17R, ELH #1 and #2 wells. This well has reached its total depth of 21,750 feet and logging operations are underway.

     On November 26, 2000, the participants commenced drilling the Berkley ELH #4 well. This well is projected to drill to a total depth of 20,000 feet and targets the same structure encountered by the Bellevue 1-17, 1-17R and the ELH #1 and #2 wells. Currently, it is drilling at a measured depth below 17,000 feet.

     Subsequent to August 31, 2000, we acquired an additional 1.544 percent working interest at East Lost Hills. This interest was purchased from a non-related private entity. As a result of this acquisition, our total working interest in the approximately 30,000 gross and net acres at East Lost Hills increased to 12.1193 percent.

     During January 2000, we announced that the Berkley Cal Canal #1 well had penetrated 1,230 feet of Temblor formation with 775 feet of net sand, and was drilled to a total depth of 18,100 feet. During production testing, non-commercial hydrocarbon flow rates were obtained from the initial perforated 10 foot zone in the lower McDonald. The participants had decided to defer further completion or deepening of the existing well bore until information regarding reservoir quality and performance is obtained from on-going drilling efforts in the San Joaquin Basin.

     In May 2000, we completed the sale of 22,000 units of common stock and warrants pursuant to a private placement at a price of $32.50 per unit. Each unit consisted of ten shares of common stock and one immediately exercisable warrant to purchase one share of common stock at an exercise price of $4.25 per share for a period of three years. Proceeds from the offering were $715,000, before costs of the offering of $11,857.

     In August 2000, we completed the sale of 540,000 units of common stock and warrants pursuant to a private placement at a price of $17.50 per unit. Each unit consisted of five shares of common stock and one immediately exercisable warrant to purchase one share of common stock at an exercise price of $4.80 per share for a period of three years. Proceeds from the offering were $9,450,000, before costs of the offering of $567,436 (including warrants valued at $110,606).

     In March 2001, we completed the sale of a total of 1,450,000 shares of common stock for $8 per share, or a total of $11,600,000 in a registered offering. After the costs and expenses, we received net proceeds of approximately $11,450,000.

     Our offices are located at 1675 Broadway, Suite 2450, Denver, Colorado 80202. The telephone number is (303) 825-3748, telefax number is (303) 825-3768 and our web site is www.pyrenergy.com.

     Financial Information

     Financial Statements And Management's Discussion And Analysis Of Financial Condition And Results Of Operations. Our financial statements for the year ended August 31, 2000 are included in our Annual Report on Form 10-KSB for the year ended August 31, 2000 and are incorporated into this proxy statement by reference. Our unaudited financial statements for the six months ended February 28, 2001 are included in our Form 10-QSB for the quarter ended February 28, 2001 and are incorporated into this proxy statement by reference. Each of these reports also includes a Management's Discussion And Analysis Of Financial Condition And Results Of Operations for the respective periods covered by the Reports. Copies of these reports are being sent to each stockholder with this proxy statement.


                            1. ELECTION OF DIRECTORS

     At the annual meeting, the stockholders will elect four directors to serve as our Board Of Directors. Each director will be elected to hold office until the next annual meeting of stockholders and thereafter until his successor is elected and qualified. The affirmative vote of a majority of the shares represented at the annual meeting is required to elect each director. Cumulative voting is not permitted in the election of directors. Consequently, each stockholder is entitled to one vote for each share of common stock held in his or her name. In the absence of instructions to the contrary, the person named in the accompanying proxy shall vote the shares represented by that proxy for the persons named below as management's nominees for directors. Each of the nominees currently is a director.

     Each of the nominees has consented to be named in this proxy statement and to serve on the Board if elected. It is not anticipated that any of the nominees will become unable or unwilling to accept nomination or election, but, if that should occur, the persons named in the proxy intend to vote for the election of such other person as the Board Of Directors may recommend.

     The following table sets forth, with respect to each nominee for director, the nominee's age, his positions and offices with the Company, the expiration of his term as a director, and the year in which he first became a director. Individual background information concerning each of the nominees follows the table. For additional information concerning the nominees, including stock ownership and compensation, see "--Executive Compensation", "--Stock Ownership Of Directors And Principal Stockholders", and "--Certain Transactions With Management And Principal Stockholders".


                                         Position With               Expiration Of Term         Initial Date
       Name                  Age          The Company                    As Director             As Director
       ----                  ---         --------------                 -----------              -----------
D. Scott Singdahlsen         42      Chief Executive Officer;        2001 Annual Meeting          August 1997
                                     President; and Chairman of
                                     the Board
Keith F. Carney              44      Director                        2001 Annual Meeting          August 1997
S. L. Hutchison              68      Director                        2001 Annual Meeting          April 1999
Bryce W. Rhodes              47      Director                        2001 Annual Meeting          April 1999

     D. Scott Singdahlsen has served as our President, Chief Executive Officer and Chairman of the Board since August 1997. Mr. Singdahlsen co-founded PYR Energy, LLC in 1996, and served as General Manager and Exploration Coordinator. Mr. Singdahlsen was a principal and co-founder of Interactive Earth Sciences Corporation, a 3-D seismic management and interpretation consulting firm in Denver, where he served as vice president, president and lead seismic interpretation specialist from 1992 to 1996. Prior to forming Interactive Earth Sciences Corporation, Mr. Singdahlsen was employed as a Development Geologist for Chevron USA in the Rocky Mountain region. At Chevron, Mr. Singdahlsen was involved in 3-D seismic reservoir characterization projects and geostatistical analysis. Mr. Singdahlsen started his career at UNOCAL as an Exploration Geologist in Midland, Texas. Mr. Singdahlsen earned a B.A. in Geology from Hamilton College and a M.S. in Structural Geology from Montana State University.

     Keith F. Carney has served as a Director since August 1997. Since October 1997, Mr. Carney has been Executive Vice President of Cheniere Energy, Inc., a Houston-based publicly traded oil and gas exploration company. From July 1997 until October 1997, Mr. Carney served as Chief Financial Officer of Cheniere Energy. After earning his M.B.A. degree from the University of Denver in 1992, Mr. Carney was employed as a Securities Analyst in the oil and gas exploration/production sector by Smith Barney, Inc. Mr. Carney began his career as an Exploration Geologist at Shell Oil after earning B.S. and M.S. degrees in Geology from Lehigh University.

     S. L. Hutchison has been a Director since April 1999, when he was nominated and elected to the Board in connection with our private placement of convertible promissory notes in October and November 1998. Since 1979, Mr. Hutchison has served as Vice President and Chief Financial Officer of Victory Oil Company, an oil and gas production company based in California, and other companies in the Victory Group of companies. Also during that period, Mr. Hutchison has served as Vice President and Chief Financial Officer and a Director of Crail Capital, a real estate investment company that is owned by Victory Oil Company, and Victex, Inc., a real estate and oil and gas company. Mr. Hutchison also serves as Chief Financial Officer and a director of each of the Crail Johnson Foundation and the Independent Oil Producers Agency, and is the Treasurer and a director of the Los Angeles Maritime Institute. Mr. Hutchison received a Bachelor's degree in accounting from the University of Washington.

     Bryce W. Rhodes has been a Director since April 1999, when he was nominated and elected to the Board in connection with our private placement of convertible promissory notes in October and November 1998. Since 1996, Mr. Rhodes has served as Vice President of Whittier Energy Company, an oil and gas investment company. Mr. Rhodes also served as Investment Manager of Whittier Energy Company from 1990 until 1996. Mr. Rhodes received B.A. degrees in Geology and Biology from the University of California, Santa Cruz, in 1976 and an MBA degree from Stanford University.

     Other Executive Officers

     Andrew P. Calerich, 36, has served as our Chief Financial Officer since August 1997, as Secretary since May 1998, and as Vice President since August 1999. From 1993 to 1997, Mr. Calerich was a business and financial consultant primarily to public and private oil and gas producers in Denver. From 1990 to 1993, Mr. Calerich was employed as corporate Controller at a publicly traded oil and gas company in Denver. Mr. Calerich began his professional career in public accounting in the tax department at Arthur Andersen & Company. Mr. Calerich is a Certified Public Accountant. He earned B.S. degrees in both Accounting and Business Administration at Regis College.

     Kenneth R. Berry, Jr., 48, has served as Vice President of Land since August 1999 and as Land Manager since October 1997. Mr. Berry is responsible for the management of all land issues including leasing and permitting. Mr. Berry has 23 years of experience as an independent landman. Prior to joining the Company, Mr. Berry served as the managing land consultant for Swift Energy Company in the Rocky Mountain region. Mr. Berry began his career in the land department with Tenneco Oil Company after earning a B.A. degree in Petroleum Land Management at the University of Texas -- Austin.

     Each of the officers serves at the pleasure of the Board Of Directors. There are no family relationships among our officers and directors.

     Committee And Meetings

     The Board Of Directors met six times during the fiscal year ended August 31, 2000 and all directors were present at each of those meetings.

     The Board Of Directors currently has a Compensation Committee, which met once during the fiscal year ended August 31, 2000. All members of the Compensation Committee participated in those meetings. The Compensation Committee has the authority to establish policies concerning compensation and employee benefits. The Compensation Committee reviews and makes recommendations concerning the compensation policies and the implementation of those policies and determines compensation and benefits for executive officers. The Compensation Committee currently consists of Messrs. Carney (Chairman), Hutchison and Rhodes. None of the members of the Compensation Committee is an employee of the Company.

     The Board of Directors currently has an Audit Committee consisting of Messrs. Hutchison (Chairman), Carney and Rhodes. The Audit Committee did not meet formally during the fiscal year ended August 31, 2000. The functions of the Audit Committee and its activities during 2000 are described below under the heading "Audit Committee Report". During the year ended December 31, 2000, the Board examined the composition of the Audit Committee in light of the adoption by the American Stock Exchange of new rules governing audit committees. Based upon this examination, the Board confirmed that all members of the Audit Committee are "independent" within the meaning of the Exchange's new rules.

Audit Committee Report

     The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent the Company specifically incorporates this Report by reference therein.

     During the fiscal year ended August 31, 2000, the Audit Committee of the Board of Directors developed a charter for the Committee, which was adopted by the full Board on June 13, 2000 and amended on April 24, 2001. The complete text of the new charter, which reflects standards set forth in new Securities and Exchange Commission ("SEC") regulations and American Stock Exchange rules, is reproduced in the appendix to this Proxy Statement.

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements in the Company's Annual Report on Form 10-KSB for the year ended August 31, 2000 and the unaudited financial statements included in the Quarterly Reports on Form 10-QSB filed during the fiscal year ended August 31, 2001.

     The Committee discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of audited financial statements with generally accepted accounting principles, the auditors' judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed by the auditors with the Committee under Statement on Auditing Standard No. 61, as amended. In addition, the Committee discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures and the letter required by the Independence Standards Board Standard No. 1. The Committee considered whether the auditors' providing services on behalf of the Company other than audit services is compatible with maintaining the auditors' independence.

     The Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Committee meets with the independent auditors, with and without management present, to discuss the results of the auditors' examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Committee did not meet during the fiscal year ended August 31, 2000 and has thus far met twice during fiscal 2001.

     In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended August 31, 2000 for filing with the SEC. The Committee also has recommended to the Board the selection of the Company's independent auditors.

                          The Audit Committee
                          Keith F. Carney
                          S.L. Hutchinson
                          Bryce W. Rhodes

     Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires our directors, executive officers and beneficial owners of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. We believe that during the year ended December 31, 2000, our officers, directors and beneficial owners of more than 10% of our common stock complied with all
Section 16(a) filing requirements, except that S. Scott Singdahlsen was late filing a Form 5, Annual Statement Of Beneficial Ownership Of Securities, following the fiscal year ended August 31, 2000 reporting a gift of shares. In making these statements concerning compliance with Section 16(a), we have relied upon the written representations of our directors and officers and our review of the monthly statements of changes filed with us by our officers and directors.

Executive Compensation

      Summary Compensation Table

     The following table sets forth in summary form the compensation received during each of the last three successive completed fiscal years ended August 31, 2000 by D. Scott Singdahlsen, the Chief Executive Officer, President and Chairman Of The Board. No executive officer, other than the Chief Executive Officer and the Chairman Of The Board, received total salary and bonus exceeding $100,000 during any of the last three fiscal years.

                                                Summary Compensation Table
                                                --------------------------

                                                                                      Long Term Compensation
                                                                                      ----------------------
                                        Annual Compensation                       Awards                  Payouts
                          -----------------------------------------------       ---------------------------------

                                                                                Restricted
                                                             Other Annual        Stock                      LTIP       All other
  Name and                Fiscal    Salary       Bonus       Compensation        Awards         Options    Payouts   Compensation
Principal Position         Year      ($)(1)      ($)(2)         ($)(3)            ($)             (#)       ($)(4)       ($)(5)
----------------------------------------------------------------------------------------------------------------------------------
D. Scott Singdahlsen       2000     $110,000      $-0-           -0-              -0-             -0-         -0-         -0-
Chief Executive Officer,
President and Chairman     1999     $ 77,917       -0-           -0-              -0-             -0-         -0-         -0-
Of the Board
                           1997     $ 75,000       -0-           -0-              -0-             -0-         -0-         -0-

---------------------
(1) The dollar value of base salary (cash and non-cash) received during the year indicated.

(2) The dollar value of bonus (cash and non-cash) received during the year indicated.

(3) During the period covered by the Summary Compensation Table, we did not pay any other annual compensation not properly categorized as salary or bonus, including perquisites and other personal benefits, securities or property.

(4) We do not have in effect any plan that is intended to serve as incentive for performance to occur over a period longer than one fiscal year except for our 1997 and 2000 Stock Option Plans.

(5) All other compensation received that we could not properly report in any other column of the Summary Compensation Table including annual Company contributions or other allocations to vested and unvested defined contribution plans, and the dollar value of any insurance premiums paid by, or on behalf of, the Company with respect to term life insurance for the benefit of the named executive officer, and, the full dollar value of the remainder of the premiums paid by, or on behalf of, the Company.

Option Grants Table

     The following table provides certain summary information concerning individual grants of stock options made during the fiscal year ended August 31, 2000 to the following named executive officers.


               Option Grants For Fiscal Year Ended August 31, 2000
               ---------------------------------------------------

----------------------- --------------------------------------------------------
                         Number of
                        Securities      % of Total
                        Underlying   Options Granted     Exercise
                          Options    to Employees in      Price       Expiration
          Name           Granted (#)   Fiscal Year      ($/Share)        Date
--------------------------------------------------------------------------------

D. Scott Singdahlsen     100,000           31%            $4.40        5/14/05
--------------------------------------------------------------------------------

Aggregated Option Exercises And Fiscal Year-End Option Value Table

     The following table provides certain summary information concerning stock option exercises during the fiscal year ended August 31, 2000 by the named executive officers and the value of unexercised stock options held by the named executive officers as of August 31, 2000.



                                                      Aggregated Option Exercises
                                                 For Fiscal Year Ended August 31, 2000
                                                    And Year-End Option Values (1)
----------------------- -------------- ----------------------  ----------------------------  ----------------------------

                                                                  Number of Securities          Value of Unexercised
                                                                 Underlying Unexercised                In-the-
                                                                 Options at Fiscal Year-          Money Options at
                                                                       End (#) (4)             Fiscal Year-End ($) (5)
----------------------- -------------- ---------------------   ----------------------------  ----------------------------
                        Shares
                        Acquired on
         Name           Exercise (2)   Value Realized ($)(3)   Exercisable    Unexercisable   Exercisable   Unexercisable
----------------------- -------------- ---------------------   -----------    -------------   -----------   -------------

D. Scott Singdahlsen         0                  0                   0            100,000          0            $47,500
----------------------- -------------- ---------------------   -----------    -------------   ----------    -------------

(1) No stock appreciation rights are held by any of the named executive officers.

(2) The number of shares received upon exercise of options during the year ended August 31, 2000.

(3) With respect to options exercised during the year ended August 31, 2000, the dollar value of the difference between the option exercise price and the market value of the option shares purchased on the date of the exercise of the options.

(4) The total number of unexercised options held as of August 31, 2000, separated between those options that were exercisable and those options that were not exercisable on that date.

(5) For all unexercised options held as of August 31, 2000, the aggregate dollar value of the excess of the market value of the stock underlying those options over the exercise price of those unexercised options. These values are shown separately for those options that were exercisable, and those options that were not yet exercisable, on August 31, 2000. As required, the price used to calculate these figures was the closing sale price of the common stock at year's end, which was $4.875 per share on August 31, 2000.

     1997 Stock Option Plan

     In August 1997, our 1997 Stock Option Plan (the "1997 Plan") was adopted by the Board Of Directors and subsequently approved by the stockholders. Pursuant to the 1997 Plan, we may grant options to purchase an aggregate of 1,000,000 shares of common stock to key employees, directors, and other persons who have contributed or are contributing our success. The options granted pursuant to the 1997 Plan may be either incentive options qualifying for beneficial tax treatment for the recipient or nonqualified options. The 1997 Plan may be administered by the Board Of Directors or by an option committee. Administration of the 1997 Plan includes determination of the terms of options granted under the 1997 Plan. At August 31, 1999, options to purchase 821,000 shares were outstanding under the 1997 Plan. During fiscal year ended August 31, 2000, options to purchase 179,000 additional shares were granted and options to purchase 27,5000 shares were exercised so that, as of August 31, 2000, options to purchase 972,5000 shares were outstanding and there are no remaining shares that may be granted under the 1997 Plan.

     2000 Stock Option Plan

     In March 1999, our 2000 Stock Option Plan (the "2000 Plan") was adopted by the Board Of Directors and subsequently approved by the stockholders. Pursuant to the 2000 Plan, we may grant options to purchase an aggregate of 500,000 shares of our common stock to key employees, directors, and other persons who have contributed or are contributing to our success. The options granted pursuant to the 2000 Plan may be either incentive options qualifying for beneficial tax treatment for the recipient or non-qualified options. The 2000 Plan may be administered by the Board Of Directors or by an option committee. Administration of the 2000 Plan includes determination of the terms of options granted under the 2000 Plan. During the fiscal year ended August 31, 2000, options to purchase 200,000 shares were granted so that, as of August 31, 2000, options to purchase 300,000 shares may be granted under the 2000 Plan. Subsequent to the fiscal year ended August 31, 2000, options to purchase an additional 300,000 shares have been granted so that there currently are no remaining shares to be granted.

     Compensation Of Outside Directors

     Currently, outside directors are compensated for serving as a director by vesting options to purchase 2,500 shares of our common stock for every complete fiscal quarter served as a director. Directors also are reimbursed for expenses incurred in attending meetings and for other expenses incurred on our behalf.

     Employment Contracts And Termination of Employment And Change-In-Control Arrangements

     We do not have any written employment contracts with any of our officers or other employees. We have no compensatory plan or arrangement that results or will result from the resignation, retirement, or any other termination of an executive officer's employment or from a change-in-control or a change in an executive officer's responsibilities following a change-in-control, except that both the 1997 Plan and the 2000 Plan provide for vesting of all outstanding options in the event of the occurrence of a change-in-control.

     Stock Ownership Of Directors And Principal Stockholders

     As of May 4, 2001, there were 23,641,357 shares of common stock outstanding. The following table sets forth certain information as of that date with respect to the beneficial ownership of common stock by each director and nominee for director, by all executive officers and directors as a group, and by each other person known by us to be the beneficial owner of more than five percent of our common stock:

 Name and Address of                    Number of Shares         Percentage of
   Beneficial Owner                   Beneficially Owned (1)  Shares Outstanding
   ----------------                   ----------------------  ------------------

D. Scott Singdahlsen                      1,900,000 (2)                  8.0%
1675 Broadway, Suite 1150
Denver, Colorado  80202

Keith F. Carney                             124,289 (3)                   *
915 Bay Oaks Road
Houston, Texas  77008

S.L. Hutchison                            3,224,100 (4)                 13.7%
c/o Victory Oil Company
222 West Sixth Street, Suite 1010
San Pedro, California  90731

Bryce W. Rhodes                             264,039 (5)                  1.1%
c/o Whittier Energy Company
462 Stevens Avenue, Suite 109
Solana Beach, California  92075

All  Executive  Officers and
Directors as a group (six persons)        6,070,293 (3)(4)(5)(6)(7)     25.7%

Victory Oil Company                       3,118,976 (8)                 13.2%
222 West Sixth Street, Suite 1010
San Pedro, California  90731

------------------------
(*)  Less than one percent.

(1) "Beneficial ownership" is defined in the regulations promulgated by the U.S. Securities and Exchange Commission as having or sharing, directly or indirectly (i) voting power, which includes the power to vote or to direct the voting, or (ii) investment power, which includes the power to dispose or to direct the disposition of shares of the common stock of an issuer. Unless otherwise indicated, the beneficial owner has sole voting and investment power.

(2) The shares shown for Mr. Singdahlsen include 200,000 shares owned by Mr. Singdahlsen's two minor children.

(3) Includes options to purchase 15,000 shares at $4.125 per share until December 20, 2002 that currently are exercisable or that will become exercisable within the next 60 days.

(4) Includes options to purchase 15,000 shares at $4.125 per share until December 20, 2002 that currently are exercisable or that will become exercisable within the next 60 days. Also includes the shares shown as beneficially owned by Victory Oil Company as described in note (8) below. Mr. Hutchison is the Vice President and Chief Financial Officer of Victory Oil Company. Mr. Hutchison disclaims beneficial ownership of the shares beneficially owned by Victory Oil Company.

(5) Includes 13,000 shares of common stock owned by Mr. Rhodes and 64,414 shares of common stock owned by Adventure Seekers Travel, Inc. Adventure Seekers is owned by Mr. Rhodes' wife and Mr. Rhodes is the President of Adventure Seekers. Also includes 171,625 shares that are held by Whittier Energy Company. Mr. Rhodes is a Vice President of Whittier Energy Company. Mr. Rhodes disclaims beneficial ownership of the shares beneficially owned by Whittier Energy Company. Also includes options to purchase 15,000 shares at $4.125 per share until December 20, 2002 that currently are exercisable or that will become exercisable within the next 60 days.

(6) Includes 125,000 shares of common stock and options to purchase 80,000 shares of common stock that currently are exercisable or that will become exercisable within the next 60 days that are held by Andrew P. Calerich, Vice-President, Chief Financial Officer and Secretary of the Company, and 32,600 shares held by Mr. Calerich's wife's individual retirement account.

(7) Includes the following securities held directly or indirectly by Kenneth R. Berry, Jr., who is Vice President of Land: an aggregate of 70,265 shares owned by various entities, IRAs, and trusts with which Mr. Berry, or his spouse or minor daughter, is associated; and options to purchase 230,000 shares of common stock that currently are exercisable or that will become exercisable within the next 60 days.

(8) Includes 100,000 shares owned by Crail Fund, a partnership that is owned by the shareholders of Victory Oil Company. See "Certain Transactions With Management And Principal Stockholders".

Certain Transactions With Management And Principal Stockholders

1998 Private Placement Of Notes
-------------------------------

     In November 1998, we completed the sale of convertible promissory notes in the total amount of $2,500,000 in a private placement transaction pursuant to exemptions from federal and state registration requirements. Victory Oil Company purchased $1.0 million of notes, and trusts for whom the Whittier Trust Company and Whittier Trust Company of Nevada, Inc. serve as trustee, purchased $500,000 of notes. In addition, a company owned by Bryce Rhodes' wife purchased $40,000 of these notes. The remaining notes were sold to other investors.

     These notes were automatically converted into shares of Series A Preferred Stock at the rate of one share for each $100 principal amount of notes upon approval by the stockholders of the Series A Preferred Stock on April 16, 1999. As a result, no notes are currently outstanding.

     Each share of Series A Preferred Stock issued had a face value of $100 per share. The Series A Preferred Stock was convertible, in whole or in part, into common stock at the rate of one share of common stock for each $.60 of face value of Series Preferred Stock (or 166.67 shares of common stock for each $100 face amount share of Series A Preferred Stock). The conversion right could be exercised at any time and from time to time.

     We had the right to require that one-third of the outstanding Series A Preferred Stock be redeemed or converted at any time after October 26, 1999, provided that the market value of our common stock was at least $2.40 per share based on a 45-day weighted average trading price. At October 26, 1999, we had exceeded the $2.40 per share requirement and subsequently gave notice of redemption to the holders of one-third of the Series A Preferred Stock.

     We also had the right to require all of the outstanding Series A Preferred Stock be redeemed or converted beginning at any time after October 26, 2000, provided that the market value of our common stock was at least $4.80 per share based upon a 45-day weighted average trading price. At October 26, 2000, we had exceeded the $4.80 per share trading requirement. In November 2000, we informed the holders of the Series A Preferred Stock that the outstanding shares would be redeemed at 5:00 p.m. on December 8, 2000 if they were not converted into common stock prior to that time. As a result, no shares of Series A Preferred Stock are currently outstanding.

     In connection with the sale of the convertible promissory notes, we agreed to add, and our stockholders subsequently approved the election of, S.L. Hutchison and Bryce W. Rhodes to the Board of Directors. Mr. Hutchison is the Chief Financial Officer of Victory Oil Company and Mr. Rhodes is a beneficial owner of less than five percent of the Whittier Trust Company and the Whittier Trust Company of Nevada, Inc., and a beneficiary of trusts administered by those companies that own our securities. Mr. Rhodes has no investment authority over those trusts.

     As a condition to the sale of these notes, D. Scott Singdahlsen, a director and officer of the Company entered into a voting agreement with the purchasers of the notes. Pursuant to this voting agreement, Mr. Singdahlsen agreed that he will vote all the shares of common stock owned by him in favor of the election of two nominees of the investors to serve on the Board Of Directors and for the re-election of those nominees or other nominees at any time that the aggregate percentage ownership of common equity owned by the investors is 20 percent or more of the outstanding common stock. At the annual meeting of stockholders held on March 13, 2000, all of Mr. Singdahlsen's shares were voted in favor of the two nominees. Mr. Singdahlsen is required to vote for only one nominee at any time after the aggregate percentage ownership of common equity owned by the investors is less than 20 percent and greater than or equal to 10 percent of the outstanding common stock. The obligation of Mr. Singdahlsen to vote for any nominees of the investors terminates at any time after the percentage ownership of common equity owned by the investors is less than 10 percent of the outstanding common stock. Mr. Singdahlsen is not required to vote for the designated board members at any time that the holders of the Series A Preferred have the right voting separately as a class to elect those designated board members.

May 1999 Private Placement Of Units
-----------------------------------

     In May 1999, we completed a private placement of $7,000,000 of units at $16 per unit, with each unit consisting of 10 shares of common stock and a warrant to purchase one share of common stock at an exercise price of $2.50 per share until May 14, 2004. The private placement was made pursuant to exemptions from federal and state registration requirements. Mr. Hutchison purchased 2,500 units for $40,000 and Mr. Carney purchased 2,400 units for $38,400. Messrs. Hutchison and Carney are directors of the Company. An additional 93,750 units for $1,500,000 and 7,875 units for $126,000 were purchased by Victory Oil Company and Whittier Energy Company, respectively. Bryce W. Rhodes, a director of the Company, is a Vice President of Whittier Energy.

May 2000 Private Placement Of Units
-----------------------------------

     In May 2000, we completed a private placement of $715,000 of units at $32.50 per unit, with each unit consisting of 10 shares of common stock and a warrant to purchase one share of common stock at an exercise price of $4.25 per share until May 19, 2003. The private placement was made pursuant to exemptions from federal and state registration requirements. A total of 2,000 units for $65,000 were purchased by Whittier Energy Company.

     Except as described above, during the fiscal year ended August 31, 2000, there were no transactions between the Company and its directors, executive officers or known holders of greater than five percent of the common stock in which the amount involved exceeded $60,000 and in which any of the foregoing persons had or will have a material interest.

                     2. PROPOSAL TO AMEND OUR CERTIFICATE OF
                INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK

     The Board Of Directors has unanimously approved, and recommends to the stockholders that the stockholders approve, amending our certificate of incorporation to authorize the issuance of up to 75,000,000 shares of common stock. Our certificate of incorporation currently authorizes the issuance of up to 50,000,000 shares of common stock.

     If no action is taken to increase the authorized common stock, based on the number of shares currently outstanding, we would be able to issue 24,615,554 additional shares of common stock after excluding shares reserved for the issuance of options and warrants to purchase common stock and upon conversion of our convertible preferred stock. If the proposal to increase authorized capital is approved by stockholders, we will have 49,615,554 unissued and unreserved shares of common stock available for issuance in the future.

     The Board believes that the additional shares of common stock resulting from the increase in authorized capital should be available for issuance from time to time as may be required for various purposes, including the issuance of common stock in connection with financing or acquisition transactions and the issuance or reservation of common stock for employee stock options.

     We anticipate that in the future we will consider a number of possible financing and acquisition transactions that may involve the issuance of additional equity, debt or convertible securities. If the proposed increase in authorized capital is approved, the Board would be able to authorize the issuance of shares for these purposes without the necessity, and related costs and delays, of either calling a special stockholders' meeting or of waiting for the regularly scheduled annual meeting of stockholders in order to increase the authorized capital. If in a particular instance stockholder approval were required by law or otherwise deemed advisable by the Board, then the matter would be referred to the stockholders for their approval regardless of whether a sufficient number of shares previously had been authorized. Neither Delaware law nor Maryland law, if we reincorporate in Maryland as proposed below, have similar provisions, and the stockholders of the Company are not entitled to preemptive rights with respect to the issuance of any authorized but unissued shares.

     The proposed change in capital is not intended to have any anti-takeover effect and is not part of any series of anti-takeover measures contained in any debt instruments, our certificate of incorporation or bylaws in effect on the date of this proxy statement or the articles of incorporation or bylaws we will adopt if we reincorporate in Maryland. However, stockholders should note that the availability of additional authorized and unissued shares of common stock could make any attempt to gain control of the Company or the Board more difficult or time consuming and that the availability of additional authorized and unissued shares might make it more difficult to remove current management. Although the Board currently has no intention of doing so, shares of common stock could be issued by the Board to dilute the percentage of common stock owned by a significant stockholder and increase the cost of, or the number of, voting shares necessary to acquire control of the Board or to meet the voting requirements imposed by Delaware (or Maryland law if we reincorporate there) with respect to a merger or other business combination involving the Company. We are not aware of any proposed attempt to take over the Company or of any attempt to acquire a large block of our Delaware Common Stock. We have no present intention to use the increased authorized common stock for anti-takeover purposes.

     If the proposal to increase authorized common stock is approved by the stockholders, we will amend our certificate or articles of incorporation in order to effect the increase in authorized common stock.

     Required Vote; Board Recommendation

     The affirmative vote of a majority of the outstanding shares of common stock, whether represented in person or by proxy, is required at the annual meeting in order to approve amendment of the certificate of incorporation to increase authorized common stock. The Board Of Directors unanimously recommends that the stockholders vote in favor of the proposal to increase authorized common stock.


               3. PROPOSAL TO APPROVE REINCORPORATION IN MARYLAND

     The Board of Directors recommends that the stockholders approve a proposal for the Company to change its state of incorporation to Maryland from Delaware. We refer to this proposal as the Reincorporation Proposal. The following discussion summarizes certain aspects and consequences of the Reincorporation Proposal, which are related primarily to the differences between the Maryland Business Corporation Act (the "Maryland Code") and the Delaware General Corporation Law (the "Delaware Code"), as well as the respective provisions of the articles/certificate of incorporation and bylaws of PYR Energy Corporation ("PYR Maryland") and the Company. This summary is not intended to be complete. It is qualified in its entirety by the Agreement And Plan Of Merger (the "Merger Agreement") between the Company and PYR Maryland, the Articles Of Incorporation of PYR Maryland (the "Maryland Articles"), and the Bylaws of PYR Maryland (the "Maryland Bylaws). Copies of these documents will be made available to stockholders upon request.

Introduction

     General

     If it is approved by our stockholders, the Reincorporation Proposal will be accomplished by the merger (the "Merger") of the Company with and into our wholly-owned subsidiary, PYR Maryland. As a result of the Merger, our legal domicile will be changed from Delaware to Maryland. We anticipate that, except for reduction in the annual franchise tax fees paid to Delaware as described below, the Merger will not cause any change in the business or financial condition of the Company, and that, except for the differences in the Maryland Code from the Delaware Code described below, the Merger will not cause any change in our management.

     Upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time (as defined in the Merger Agreement) of the Merger, each outstanding share of our $.001 par value common stock (the "Delaware Common Stock") will be converted into one share of common stock, $.001 par value, of PYR Maryland (the "Maryland Common Stock"). In addition, at the Effective Time, each outstanding option or warrant to purchase shares of Delaware Common Stock will continue outstanding as a right to purchase shares of Maryland Common Stock upon the same terms and conditions as immediately prior to the Effective Time. Following the Effective Time, each outstanding certificate representing shares of Delaware Common Stock will continue to represent the same number of shares of Maryland Common Stock, and delivery of certificates for shares of Delaware Common Stock will constitute "good delivery" for transactions in the shares of Maryland Common Stock. IT WILL NOT BE NECESSARY FOR STOCKHOLDERS OF THE COMPANY TO EXCHANGE THEIR EXISTING STOCK CERTIFICATES FOR STOCK CERTIFICATES OF PYR MARYLAND.

     Our common stock (symbol: PYR) became listed on the American Stock Exchange on December 8, 1999. At the Effective Time, that symbol will, without interruption, represent the Maryland Common Stock.

     Also at the Effective Time, we will be governed by the Maryland Code, by the Maryland Articles and by the Maryland Bylaws, which will result in certain changes in the rights of stockholders and other matters related to us. The most significant changes, which include changes in the availability of appraisal rights and a significant decrease in the annual fees payable by us to the state of incorporation, are discussed in this proxy statement under "--Certain Differences Between The Charter Documents Of PYR Energy Corporation And Those Of PYR Maryland; Analysis Of The Delaware Code And The Maryland Code". For additional details and other information relating to these and other changes in the rights of stockholders, you should review the Maryland Articles and the Maryland Bylaws. In addition, you should review copies of our Delaware Certificate Of Incorporation (the "Delaware Articles") and our current Bylaws (the "Delaware Bylaws"). Each of the Maryland Articles, the Maryland Bylaws, the Delaware Articles and the Delaware Bylaws may be inspected at our principal business offices, and we will send copies of each of those documents to any stockholder who requests them.

     Regardless of whether the Reincorporation Proposal is approved, we will continue to be responsible for all our existing contracts, plans, arrangements and obligations.

     Effective Time

     We anticipate that the Merger will become effective within one business day after stockholder approval. However, the Merger Agreement provides that the Merger may be abandoned prior to the Effective Time, either before or after stockholder approval, if circumstances arise which, in the opinion of the Board, make the Merger inadvisable. Even if the Merger is abandoned, we intend to proceed with the amendment of our Delaware Articles to increase our authorized common stock as described in this proxy statement if approved by our stockholders. In addition, the Merger Agreement may be amended prior to the Effective Time, either before or after stockholder approval thereof, subject to applicable law.

Principal Reasons For And Effects Of Changing The State Of Incorporation

     The Board Of Directors recommends that the Company become a Maryland corporation subject to the statutes of Maryland rather than Delaware primarily because this will eliminate our annual Delaware franchise tax expenses. The State of Delaware imposes franchise taxes on Delaware corporations based on alternative formulas involving either (1) the corporation's aggregate number of shares of authorized stock, or (2) the corporation's capital structure as compared to its assets. Delaware corporations may elect to be treated under the formula alternative which results in the lesser amount of franchise tax imposed on the corporation. We have always elected to be considered under the formula which results in the lower franchise tax burden.

     For the fiscal years ended August 31, 2000 and 1999, our Delaware franchise taxes were $10,600 and $4,200, respectively. If our assets increase, our annual franchise taxes will increase. Unlike Delaware, the State of Maryland does not impose a franchise tax on corporations incorporated under its laws. If we are reincorporated in Maryland, the only amount payable annually to the State of Maryland as a result of being incorporated under its laws would be $100 to be paid in conjunction with Maryland's annual reporting requirements.

     Although there are several differences between the Delaware Code and the Maryland Code, the Board Of Directors does not believe that these differences will have a significant impact on our operations. See "--Certain Differences Between The Charter Documents Of PYR Energy Corporation And Those Of PYR Maryland; Analysis Of The Delaware Code And The Maryland Code".

     The Board Of Directors currently is not aware of any specific effort to accumulate our securities, other than for investment, or to obtain control of the Company by merger, tender offer, solicitation in opposition to the Board Of Directors, or otherwise.

     The Board of Directors has unanimously concluded that the potential benefits of the Reincorporation Proposal outweigh any possible disadvantages. Accordingly, the Board Of Directors unanimously recommends that the stockholders vote for the Reincorporation Proposal.

Certain Differences Between The Charter Documents Of PYR Energy Corporation And Those Of PYR Maryland; Analysis Of The Delaware Code And The Maryland Code

     The following is a summary of certain differences between provisions affecting holders of shares of the Company's common stock under the Delaware Code, the Delaware Articles and the Delaware Bylaws and those affecting holders of shares of PYR Maryland under the Maryland Code, the Maryland Articles and the Maryland Bylaws. The summary does not replace those full documents and to the extent the summary conflicts with the terms of an actual document, the terms of the actual document will prevail. We will send copies of the Maryland Articles, Maryland Bylaws, Delaware Articles and Delaware Bylaws to any stockholder who requests them.

     With respect to certain differences between the rights held by stockholders under the Delaware Code and those that they would have under the Maryland Code, the Maryland Articles and Maryland Bylaws have been structured so that the Maryland charter documents provide for essentially the same rights and obligations as our Delaware charter documents, and our management does not have any present intention of amending or otherwise altering the Maryland Articles or Maryland Bylaws. However, economic and/or business conditions and considerations may arise which may, in the opinion of our present or future directors, make amendment of the Maryland charter documents in our best interests. Therefore, there can be no assurance that the Maryland charter documents will not be amended, including changes to provisions that directly affect stockholders. Stockholders also should refer to the Delaware Code and the Maryland Code with respect to the matters discussed in this proxy statement.

     Stockholder Meetings

     Both the Delaware Bylaws and the Maryland Bylaws provide that an annual meeting of stockholders will be held on a date and at a time and place determined by the Board. Both the Delaware Bylaws and the Maryland Bylaws provide that a majority of our outstanding shares represented in person or by proxy constitute a quorum at stockholder meetings.

     Under the Delaware Code, special meetings of stockholders may be called by the Board or by such other person or persons as may be authorized by the certificate of incorporation or bylaws. Under the Delaware Bylaws, the President or the Board Of Directors may call a special meeting of stockholders.

     Under the Maryland Code, special meetings may be called by the Board Of Directors, the President, the holders of shares entitled to cast not less than 25 percent of the votes at the special meeting or such other persons as the articles of incorporation or the bylaws provide. The Maryland Bylaws provide that special meetings may be called by the President, the Board Of Directors or the holders of shares entitled to cast not less than 10 percent of the votes at such special meeting.

     Both the Delaware Code and the Maryland Code provide that special meetings of stockholders require a minimum of 10 days' notice.

     Stockholder Vote For Certain Matters

     Both the Delaware Code and the Maryland Code require an affirmative vote of the stockholders of each of the constituent corporations in order to approve a merger (other than a parent-subsidiary merger as described in the next paragraph) or the sale, lease or exchange of all or substantially all of a corporation's assets. Under the Delaware Code, these transactions must be approved by the holders of a majority of the shares entitled to vote unless otherwise provided in a corporation's certificate of incorporation. The Delaware Articles require a majority vote in these circumstances. Under the Maryland Code, a two-thirds vote is required unless a corporation's articles of incorporation provide for a lesser (but not less than a majority) or greater vote. The Maryland Articles provide that a majority vote is sufficient in these circumstances.

     Both the Delaware Code and the Maryland Code permit a corporation to effect, without stockholder approval, a merger with or into a subsidiary if 90 percent or more of the subsidiary is owned by the corporation.

     Stockholder Action By Written Consent

     Pursuant to the Delaware Code, we can take action with respect to a matter if written consents are executed by those stockholders owning that number of shares that would be required to take the same action at a meeting of stockholders at which all stockholders were present. Under the Maryland Code, stockholder action may be taken without a meeting only if all stockholders entitled to vote on the matter consent in writing to the action proposed to be taken.

     Nominations Made By Stockholders For The Election Of Directors

     The Delaware Bylaws do not contain specific provisions regarding nominations made by stockholders for the election of directors.

     The Maryland Bylaws provide that written notice of proposed nominations made by stockholders for the election of directors must be received by us not less than 53 days nor more than 90 days prior to the meeting (or, if fewer than 60 days' notice of the meeting is given or made to stockholders, not later than the seventh day following the day on which the notice of the date of the meeting was mailed to stockholders). The notice must contain certain information about the proposed nominee, including name, age, business address, principal occupation or employment for the five years preceding the date of the notice, the number of shares of our stock beneficially owned by the nominee, and any arrangement, affiliation, association, agreement or other relationship of the nominee with any stockholder.

     Cumulative Voting

     Both the Delaware Code and the Maryland Code permit a corporation to specify in its certificate/articles of incorporation whether cumulative voting exists. Neither the Delaware Articles nor the Maryland Articles allow cumulative voting in elections of directors or otherwise.

     Removal Of Directors

     In the case of a corporation whose board is classified, both the Delaware Code and the Maryland Code provide that directors may be removed only for cause unless the charter documents provide otherwise. The Delaware charter documents provide that directors may be removed, with or without cause, by the holders of a majority of shares then entitled to vote at a meeting of stockholders. The Maryland charter documents do not modify the code provisions concerning this matter. Therefore, directors may be removed only for cause.

     If a corporation's board is not classified and the charter documents do not provide otherwise, both the Delaware Code and the Maryland Code provide that directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

     Under both the Delaware Code and the Maryland Code, if cumulative voting is allowed and less than the entire board of directors is to be removed, no director may be removed without cause if the votes cast against such director's removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board of directors, or, if there is more than one class of directors, at an election of the class of directors of which such director is a part.

     Elimination Or Limitation Of Certain Personal Liability Of Directors And Officers

     The Delaware and Maryland charter documents contain provisions concerning personal liability of directors. These provisions are worded differently but have substantially the same effect. The only notable difference is that the Maryland Code provides for limitation of officers' personal liability to the same extent as for directors, and the Maryland Articles also provide for this protection. The Delaware Code does not permit limitation of officers' personal liability.

     The Delaware Articles eliminate and limit the personal liability of each of our directors to the full extent permitted by the Delaware Code, including without limitation as permitted by the provisions of Section 102(b)(7) of the Delaware Code and any successor provision, as amended. Thus, our directors are not liable for certain money damages as a director. However, pursuant to Section 102(b)(7), liability of directors is not eliminated or limited (1) for any breach of a director's duty of loyalty to the corporation or its stockholders,
(2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (3) under Section 174 of the Delaware Code (dealing with willful or negligent violation of certain statutory provisions concerning dividends and stock purchases or redemptions), and (4) for any transaction from which the director derived an improper personal benefit.

     The Maryland Articles also contain provisions which eliminate and limit the personal liability of directors to the full extent permitted by the Maryland Code. Pursuant to the Maryland Code, the Maryland Articles also limit the personal liability of officers to the same extent as that afforded directors. Similar to the Delaware Code, however, the Maryland Code does not permit limitation of personal liability of directors or officers (1) for the amount of any improper benefit they actually receive, or (2) to the extent that a judgment or final adjudication adverse to the director or officer in a proceeding based on the finding in that proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

     Indemnification Of Directors And Officers

     The Delaware Code and the Maryland Code each specify certain circumstances when a corporation must, and other circumstances when it may, indemnify its officers, directors, employees and agents against legal expenses and liabilities. Generally, under both codes, the person being indemnified must have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, in a criminal proceeding, must have had no reasonable cause to believe his conduct was unlawful. A director may be reimbursed in advance of a final disposition of a proceeding if he undertakes to repay any such advances if it is determined he did not meet the required standards of conduct. Both codes permit corporations to purchase insurance on behalf of directors, officers, employees and agents for liability asserted against them in their capacity as such regardless of whether the corporation would have the power to indemnify them. Under both codes, a corporation may expand the rights to indemnification by a provision in its bylaws, by an agreement, by resolution of stockholders or directors not involved in the proceeding, or otherwise.

     The Maryland Bylaws provide that: (1) we are required to indemnify our directors and officers to the fullest extent permitted by law, including those circumstances in which indemnification would otherwise be discretionary; (2) we are required to advance expenses to our officers and directors as incurred, including expenses relating to obtaining a determination that such directors and officers are entitled to indemnification, provided that they undertake to repay the amount advanced if it is ultimately determined that they are not entitled to indemnification; (3) we are authorized to enter into indemnification agreements with our directors and officers; and (4) we may not retroactively amend the indemnification provisions in the Bylaws in a way which is adverse to our directors or officers. This indemnification is more restrictive than under the Delaware Articles and Bylaws because under the Delaware charter documents, pursuant to the Delaware Code, we may indemnify directors or officers who are ultimately found to be liable to the Company. However, under the Maryland charter documents, as required by the Maryland Code, we may not indemnify a director or officer made party to a proceeding by reason of service as a director if it is established that (a) the act or omission of the director was material to the matter giving rise to the proceeding and was either committed in bad faith or was the result of active and deliberate dishonesty, (b) the director actually received an improper personal benefit in money, property or services, or (c) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. Also, the Maryland Code provides that a Maryland corporation may not indemnify a director or officer if the proceeding was one by or on behalf of the corporation and in the proceeding the director or officer is adjudged to be liable to the corporation.

     Although indemnification under the Maryland Code is not allowed to the same extent as under the Delaware Code, the Board believes that the Maryland indemnification provisions are reasonable and adequate, and that we will be able to continue to attract and retain qualified directors and officers. None of our directors or officers has indicated that approval of the Reincorporation Proposal would cause him or her to consider resigning from his position with the Company.

     Dividends

     The Delaware Code permits the payment of dividends out of surplus or, if there is no surplus, out of net profits for the current or preceding fiscal year, provided that an amount equal to the par value represented by all shares of the corporation's common and preferred stock remains in the stated capital account.

     The Maryland Code provides that a corporation may pay dividends to its stockholders from time to time as authorized by the board of directors. However, no dividend or other distribution may be made if, after giving effect to the distribution (1) the corporation would not be able to pay its debts as they became due in the usual course of business, or (2) the corporation's total assets would be less than the sum of the corporation's total liabilities plus amounts payable to stockholders having preferential rights to assets in the event of dissolution of the corporation.

     Neither the Maryland charter documents nor the Delaware charter documents modify the respective code provisions concerning the payment of dividends.

     Amendments To Charter Documents

     Pursuant to the Delaware Code, the Delaware Articles may be amended by a majority vote of the outstanding shares of voting stock, except with respect to the provisions governing the election, classification and removal of members of the Board, in which case the Delaware Articles requires a 66 2/3 percent stockholder vote for amendment. The Delaware Articles gives the Board the power to amend, adopt or repeal the Delaware Bylaws. The Delaware Bylaws also provide that the Delaware Bylaws may be altered, amended or repealed, or new Bylaws may be adopted, by a majority vote of the outstanding shares, without necessity of the concurrence of the Board.

     As permitted by the Maryland Code, the Maryland Articles provide that the stockholder vote required to approve charter amendments has been reduced from two-thirds to a majority vote. It also is provided in the Maryland Articles and Maryland Bylaws that the Maryland Bylaws may be amended or repealed, and new Bylaws adopted, by the Board. The Maryland Bylaws also provide that the Maryland Bylaws may be altered, amended or repealed or new Bylaws may be adopted by a majority vote of the outstanding shares, without necessity of the concurrence of the Board.

     Inspection Of Books And Records

     Under the Delaware Code, any stockholder may submit a written demand to inspect and copy the corporation's stock ledger, a list of its stockholders and its other books and records. The written demand must state a purpose for the inspection which is reasonably related to the demanding stockholder's interest as a stockholder.

     Under the Maryland Code, any stockholder may inspect and copy, during usual business hours, the corporation's bylaws, minutes of the proceedings of stockholders, annual statements of affairs and any voting trust agreements on file at the corporation's principal office. Additionally, any person who has been a holder of record for a minimum of six months or who owns at least five percent of the corporation's outstanding shares has a right to (1) inspect the corporation's books of account and stock ledger, (2) present to any officer or resident agent of the corporation a written request for a statement of its affairs, and (3) in the case of any corporation which does not maintain the original or a duplicate stock ledger at the corporation's offices in Maryland, present to any officer or resident agent of the corporation a written request for a list of its stockholders.

     Appraisal Rights

     Under the Delaware Code and the Maryland Code, stockholders, in certain circumstances, have the right to dissent from certain corporate reorganizations and mergers, provided that statutory procedures are followed. The
Reincorporation Proposal does not trigger any appraisal rights. See "--Dissenting Stockholders' Rights Of Appraisal".

     In cases where appraisal rights are available, both the Delaware Code and the Maryland Code provide that a stockholder exercising his right to dissent may demand payment in cash for his shares equal to their fair value, excluding any appreciation or depreciation in anticipation of the transaction (although under the Maryland Code such appreciation or depreciation may be included in determining fair value if its exclusion would be inequitable). Under the Delaware Code, fair value is determined by the Court of Chancery. Under the Maryland Code, fair value is determined by agreement with the corporation or, if an agreement cannot be reached, by an appropriate court upon the petition of the surviving corporation or the dissenting stockholder.

     The Maryland Code provides that stockholders may exercise their right to dissent from the sale, lease, exchange or other disposition of all or substantially all of a corporation's assets unless the proceeds from the transaction are distributed to stockholders. The Delaware Code does not provide appraisal rights to stockholders in transactions involving the sale, lease, exchange or other disposition of all or substantially all of a corporation's assets.

     Under the Delaware Code, there are no appraisal rights for shares which, at the record date for the meeting at which a merger or consolidation is to be approved, are listed on a national securities exchange or are held of record by more than 2,000 stockholders, unless stockholders receive anything other than:
(1) shares of stock of the corporation surviving or resulting from such merger or consolidation; (2) shares of stock of any other corporation which at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 stockholders;
(3) cash in lieu of fractional shares of the corporations described in the foregoing clauses (1) and (2); or (4) any combination of (1), (2) and (3).

     Under the Maryland Code, there are no appraisal rights if: (1) the stock is listed on a national securities exchange or is designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. (a) with respect to the merger of a subsidiary corporation, 90 percent or more of which is owned by the acquiring corporation, on the date notice is given to or waived by the dissenting stockholder, or (b) with respect to any other transaction, on the record date for determining stockholders entitled to vote on the transaction objected to; (2), the stock received is that of the successor in the merger, unless the merger alters the contract rights of the stock as expressly set forth in the charter and the charter does not reserve the right to do so, or the stock is to be changed or converted in whole or in part in the merger into something other than either stock in the successor, cash, scrip or other rights or interests arising out of provisions for the treatment of fractional shares of stock in the successor; or
(3) the stock is that of an open-end investment company registered under the Investment Company Act of 1940, as amended, and the value placed on the stock in the transaction is its net asset value.

     Increase In Authorized Common Stock

     Our certificate of incorporation currently authorizes the issuance of 50,000,000 shares of Delaware Common Stock. If the stockholders approve Proposal 2 to increase our authorized common stock to 75,000,000 shares, the Maryland Articles will also authorize the issuance of 75,000,000 shares of Maryland Common Stock.

Certain Anti-Takeover Effects

     The Delaware Bylaws currently contain provisions which may be viewed as having anti-takeover effects. Our stockholders do not have cumulative voting rights in the election of directors. We currently have authorized but unissued shares of our common stock that could also be issued in such a way as to have anti-takeover effects.

     The Maryland Articles and Maryland Bylaws also may be deemed to have anti-takeover effects because the Maryland Articles (1) also do not allow for cumulative voting by stockholders, (2) provide for additional shares of authorized common stock, and (3) provide for a 66 2/3 percent stockholder vote to amend certain provisions of the Maryland Articles and Maryland Bylaws. In addition, the requirement under the Maryland Code that actions by written consent of stockholders must be signed by all stockholders would make it more difficult to approve matters without a meeting of stockholders, including the election of directors. This would have an anti-takeover effect.

     The Board currently has no intention of using the increase in authorized common stock for anti-takeover purposes or of proposing any other measures in the future which may be deemed to have anti-takeover effects.

Dissenting Stockholders' Rights Of Appraisal

     Pursuant to Section 253 of the Delaware Code, appraisal rights are not available regarding mergers of two corporations if one of them owns at least 90 percent of the other's outstanding shares of each class of stock. Because we own 100 percent of all outstanding shares of PYR Maryland, no appraisal rights are available in connection with the Merger, the Merger Agreement or the Reincorporation Proposal.

Required Vote; Board Recommendation

     The affirmative vote of a majority of the outstanding shares of common stock is required to approve reincorporation of the Company in Maryland, including the provisions to increase authorized common stock. The Board of Directors unanimously recommends that the stockholders vote in favor of the Reincorporation Proposal.


                   4. PROPOSAL TO AMEND 2000 STOCK OPTION PLAN

     The Board Of Directors has adopted, subject to stockholder approval, an amendment to the 2000 Plan to increase from 500,000 to 1,500,000 the number of shares of common stock issuable pursuant to options granted under the 2000 Plan. Other than this increase in the number of shares subject to the 2000 Plan, there are no additional amendments to the 2000 Plan. The options granted pursuant to the 2000 Plan may be either incentive options or non-qualified options. The 2000 Plan is intended to provide incentives to key employees and other persons who have or are contributing to our success by offering them options to purchase shares of common stock. The effect of the increase in the number of shares issuable upon the exercise of options granted under the 2000 Plan is to allow us to grant more options from time to time and thereby augment our program of providing incentives to employees. The terms of the 2000 Plan concerning incentive options and non-qualified options are substantially the same except that only employees of the Company or its subsidiaries are eligible for incentive options and employees and other persons are eligible for non-qualified options. The number of options authorized is a maximum aggregate so that the number of incentive options granted reduces the number of non-qualified options that may be granted. There currently are approximately seven employees eligible to receive incentive options and an unspecified number of persons eligible to receive non-qualified options. Grants of options under the 2000 Plan prior to its amendment are disclosed in this proxy statement under the heading "Executive Compensation -- Option Grants Table".

     The portion of the 2000 Plan concerning incentive options and non-qualified options is administered by the option committee, which may consist of either (a) the entire Board Of Directors, or (b) a committee, appointed by the Board Of Directors, of two or more non-employee directors. If the option committee consists of less than the entire Board, each member of the committee is required to be a "non-employee director" as defined in SEC regulations. To the extent necessary for any option granted under the 2000 Plan to be considered as performance based compensation that is not subject to limitations on deductibility under the Internal Revenue Code of 1986, as amended (the "Code"), shall be an "outside director" as defined in the Code and related regulations. A "non-employee director" is a director who (1) is not currently an officer or employee of the Company or any of its subsidiaries; (2) does not receive compensation from the Company in excess of $60,000 for services rendered other than as a director; and (3) is not involved in any transaction that is required to be disclosed in our Form 10-KSB and proxy reports as a related party transaction. An "outside director" means, generally, a director who (1) is not a current employee of the Company, (2) is not a former employee of the Company who receives compensation for prior services during the taxable year in question,
(3) has not been an officer of the Company, and (4) does not receive compensation from the Company, either directly or indirectly, in any capacity other than as a director. The Board of Directors has determined that the compensation committee will act as the option committee at all times that the members of the compensation committee meet these criteria. The option committee has discretion to select the persons to whom incentive options and non-qualified options will be granted, the number of shares to be granted, the term of these options and the exercise price of these options. However, no option may be exercisable more than 10 years after the granting of the option, and no option may be granted under the 2000 Plan after December 19, 2009.

     The 2000 Plan provides that the exercise price of incentive options granted cannot be less than the fair market value of the underlying common stock on the date the incentive options are granted. No incentive option may be granted to an employee who, at the time the incentive option would be granted, owns more than ten percent of our outstanding stock unless the exercise price of the incentive option granted to the employee is at least 110 percent of the fair market value of the stock subject to the incentive option, and the incentive option is not exercisable more than five years from the date of grant. In addition, the aggregate fair market value (determined as of the date an option is granted) of the common stock underlying incentive options granted to a single employee which become exercisable in any single calendar year may not exceed the maximum permitted by the Code for incentive stock options. This amount currently is $100,000.

     All options granted under the 2000 Plan will become fully exercisable upon the occurrence of a change in control or certain mergers or other reorganizations or asset sales described in the 2000 Plan.

     Options granted pursuant to the 2000 Plan will not be transferable during the optionee's lifetime except in limited circumstances set forth in the 2000 Plan. Subject to the other terms of the 2000 Plan, the option committee has discretion to provide vesting requirements and specific expiration provisions with respect to the incentive options and non-qualified options granted.

     Although we may in the future file a registration statement covering the issuance of the options and underlying shares of common stock issuable pursuant to the 2000 Plan, we currently plan to use the exemption from registration set forth in Section 4(2) of the Securities Act of 1933 (the "Securities Act") and related rules and regulations due to the limited number, and of our relationship with the persons currently anticipated to participate in the 2000 Plan. The common stock acquired through the exercise of the options may be reoffered or resold only pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act or another exemption from the registration requirements of the Securities Act.

     If a change, such as a stock split, is made in our capitalization which results in an exchange or other adjustment of each share of common stock for or into a greater or lesser number of shares, appropriate adjustment shall be made in the exercise price and in the number of shares subject to each outstanding option. In the event of a stock dividend, each optionee shall be entitled to receive, upon exercise of the option, the equivalent of any stock dividend that the optionee would have received had he or she been the holder of record of the shares purchased upon exercise. The option committee also may make provisions for adjusting the number of shares subject to outstanding options if we have one or more reorganizations, recapitalizations, rights offerings, or other increases or reductions of shares of outstanding common stock.

     The Board Of Directors may at any time terminate the 2000 Plan or make such amendments or modifications to the 2000 Plan that the Board Of Directors deems advisable, except that no amendments may impair previously outstanding options and amendments that materially modify eligibility requirements for receiving options, that materially increase the benefits accruing to persons eligible to receive options, or that materially increase the number of shares under the 2000 Plan must be approved by our stockholders.

     The incentive options issuable under the 2000 Plan are structured to qualify for favorable tax treatment provided for "incentive stock options" by
Section 422 of the Code. All references to the tax treatment of the incentive options are under the Code as currently in effect. Pursuant to Section 422 of the Code, optionees will not be subject to federal income tax at the time of the grant or at the time of exercise of an incentive option. In addition, provided that the stock underlying the incentive option is not sold less than two years after the grant of the incentive option and is not sold less than one year after the exercise of the incentive option, then the difference between the exercise price and the sales price will be treated as long-term capital gain or loss. An optionee also may be subject to the alternative minimum tax upon exercise of his incentive options. We will not be entitled to receive any income tax deductions with respect to the granting or exercise of incentive options or the sale of the common stock underlying the incentive options.

     Non-qualified options will not qualify for the special tax benefits given to incentive options under Section 422 of the Code. An optionee does not recognize any taxable income at the time the optionee is granted a non-qualified option. However, upon exercise of these options, the optionee recognizes ordinary income for federal income tax purposes measured by the excess, if any, of the then fair market value of the shares over the exercise price. The ordinary income recognized by the optionee will be treated as wages and will be subject to income tax withholding. Upon an optionee's sale of shares acquired pursuant to the exercise of a non-qualified option, any difference between the sale price and the fair market value of the shares on the date when the option was exercised will be treated as long-term or short-term capital gain or loss. Upon an optionee's exercise of a non-qualified option, we will be entitled to a tax deduction in the amount recognized as ordinary income to the optionee provided that the compensation amount is reasonable and we satisfy the applicable reporting requirements required under U.S. Treasury regulations.

     As of May 4, 2001, there were options to purchase 500,000 shares of common stock outstanding under the 2000 Plan so that, as of that date. There are no additional options to purchase shares that could be granted under the 2000 Plan.

     Required Vote; Board Recommendation

     The approval of holders of shares representing a majority of the votes represented at the annual meeting will be necessary to amend the 2000 Plan. The Board Of Directors unanimously recommends a vote "FOR" the proposal to amend the 2000 Plan.


           5. PROPOSAL TO RATIFY THE SELECTION OF WHEELER WASOFF, P.C.
                      AS CERTIFIED INDEPENDENT ACCOUNTANTS

     The Board Of Directors recommends that the stockholders vote in favor of ratifying the selection of the certified public accounting firm of Wheeler Wasoff, P.C. of Denver, Colorado as the auditors who will audit financial statements, prepare tax returns, and perform other accounting and consulting services we request for the fiscal year ended August 31, 2001 or until the Board Of Directors, in its discretion, replaces them. Wheeler Wasoff, P.C. has audited our financial statements since the fiscal year ended August 31, 1997.

Independent Public Accountants

     Audit Fees. The Company paid Wheeler Wasoff, P.C. a total of $20,500 for professional services rendered for the audit of the Company's financial statements for the fiscal year ended August 31, 2000 and for their review of the financial statements included in the Company's Quarterly Reports on Form 10-QSB during the fiscal year ended August 31, 2000.

     Financial Information Systems Design And Implementation Fees. Wheeler Wasoff, P.C. did not perform services during the fiscal year ended August 31, 2000 relating to financial information systems and implementation.

     All Other Fees. The Company paid Wheeler Wasoff, P.C. a total of $13,150 for all other services performed for the Company during the fiscal year ended August 31, 2000.

     Required Vote; Board Recommendation

     An affirmative vote of the majority of shares represented at the annual meeting is necessary to ratify the selection of auditors. There is no legal requirement for submitting this proposal to the stockholders; however, the Board Of Directors believes that it is of sufficient importance to seek ratification. Whether the proposal is approved or defeated, the Board may reconsider its selection of Wheeler Wasoff, P.C. It is expected that one or more representatives of Wheeler Wasoff, P.C. will be present at the annual meeting and will be given an opportunity to make a statement if they desire to do so and to respond to appropriate questions from stockholders.

     The Board Of Directors unanimously recommends that the stockholders vote for approval of Wheeler Wasoff, P.C. as the Company's certified independent accountants.

                                 OTHER BUSINESS

     The Board Of Directors is not aware of any other matters that are to be presented at the annual meeting, and it has not been advised that any other person will present any other matters for consideration at the meeting. Nevertheless, if other matters should properly come before the annual meeting, the stockholders present, or the persons, if any, authorized by a valid proxy to vote on their behalf, shall vote on such matters in accordance with their judgment.

                                VOTING PROCEDURES

     Votes at the annual meeting are counted by an inspector of election appointed by the Chairman of the meeting. If a quorum is present, an affirmative vote of a majority of the votes entitled to be cast by those present in person or by proxy is required for the approval of items submitted to stockholders for their consideration, unless a different number of votes is required by Delaware law or our certificate of incorporation. Under Delaware law, the proposal to amend our certificate of incorporation to increase the number of shares of authorized common stock requires the approval of a majority of all the outstanding shares. Abstentions by those present at the annual meeting are tabulated separately from affirmative and negative votes and do not constitute affirmative votes. If a stockholder returns his proxy card and withholds authority to vote for any or all of the nominees, the votes represented by the proxy card will be deemed to be present at the meeting for purposes of determining the presence of a quorum but will not be counted as affirmative votes. Shares in the names of brokers that are not voted are treated as not present.

     As a condition to the sale of convertible promissory notes in the total amount of $2,500,000 that we sold in November 1998 pursuant to exemptions from federal and state registration requirements, D. Scott Singdahlsen, a director and officer of the Company, entered into a voting agreement with the purchasers of these notes. Pursuant to this voting agreement, Mr. Singdahlsen is required to vote all the shares of our common stock owned by him in favor of the election of two nominees of these investors to serve on the Board of Directors of the Company and for the re-election of those nominees or other nominees at any time that the aggregate percentage ownership of our common equity owned by these investors is 20 percent or more of the outstanding common stock. At the annual meeting of stockholders held on March 13, 2000, all of Mr. Singdahlsen's shares were voted in favor of the two nominees. Mr. Singdahlsen is required to vote for only one nominee at any time after the aggregate percentage ownership of our common equity is owned by these investors is less than 20 percent and greater than or equal to 10 percent of the outstanding common stock. Although these investors have nominated two directors for re-election, because then ownership of our common equity is less than 20 percent and greater than 10 percent of the outstanding common stock, Mr. Singdahlsen is only required to vote in favor of the re-election of one of these nominees at the upcoming annual meeting. The obligation of Mr. Singdahlsen to vote for any nominees of the investors terminates at any time after the percentage ownership of our common equity owned by the investors is less than 10 percent of the outstanding common stock.

                RESOLUTIONS PROPOSED BY INDIVIDUAL STOCKHOLDERS;
                     DISCRETIONARY AUTHORITY TO VOTE PROXIES

     In order to be considered for inclusion in the proxy statement and form of proxy relating to our next annual meeting of stockholders following the end of our 2001 fiscal year, proposals by individual stockholders must be received by us no later than September 24, 2001.

     In addition, the proxy solicited by the Board of Directors for the next annual meeting of stockholders following the end of our 2001 fiscal year will confer discretionary authority on any stockholder proposal presented at that meeting unless we are provided with notice of that proposal no later than December 10, 2001.

                     AVAILABILITY OF REPORTS ON FORM 10-KSB

     Upon written request, we will provide, without charge, a copy of our annual report on Form 10-KSB for the fiscal year ended August 31, 2000 to any stockholders of record, or to any stockholder who owns common stock listed in the name of a bank or broker as nominee, at the close of business on May 7, 2001. Any request for a copy of our annual report on Form 10-KSB should be mailed to the Secretary, PYR Energy Corporation, 1675 Broadway, Suite 2450, Denver, Colorado 80202, (303) 825-3748.

                           INCORPORATION BY REFERENCE

     We incorporate by reference into this proxy statement the following information included in reports filed with the Securities And Exchange
Commission:

     1. Items 6 (Management's Discussion And Analysis Of Financial Condition And Results Of Operations) and 7 (Financial Statements) included in our Annual Report on Form 10-KSB for the year ended August 31, 2000; and

     2. Items 1 (Financial Statements) and 2 (Management's Discussion And Analysis Of Financial Condition And Results Of Operations) included in our Quarterly Report on Form 10-QSB for the quarter ended February 28, 2001.

     A copy of these reports is being mailed to each stockholder with this proxy statement.

                           FORWARD-LOOKING STATEMENTS

     This proxy statement includes "forward-looking" statements within the meaning of Section 21E of the Exchange Act. All statements other than statements of historical facts included in this proxy statement, including without limitation statements under "Recent Developments Concerning The Company" regarding our financial position, business strategy, and plans and objectives of management for future operations and capital expenditures, are forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements and the assumptions upon which the forward-looking statements are based are reasonable, we can give no assurance that such expectations and assumptions will prove to have been correct. Additional statements concerning important factors that could cause actual results to differ materially from our expectations ("Cautionary Statements") are disclosed below in the "Forward-Looking Statements--Cautionary Statements" section of our Annual Report on Form 10-KSB for the fiscal year ended August 31, 2000. All written and oral forward-looking statements attributable to us or persons acting on our behalf subsequent to the date of this proxy statement are expressly qualified in their entirety by the Cautionary Statements.

     This Notice and Proxy statement are sent by order of the Board Of
Directors.



Dated:  May 18, 2001                               D. Scott Singdahlsen
                                                   Chief Executive Officer

                                    * * * * *

                                                                       Exhibit A
                                                                       ---------

            CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                       OF
                             PYR ENERGY CORPORATION

                         AS AMENDED AS OF APRIL 24, 2001


I.   Audit Committee Purpose

     The Audit Committee is appointed by the Board of Directors of PYR Energy Corporation (the "Company") to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are as follows:

     A. Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

     B. Monitor the independence and performance of the Company's independent auditors and the performance of the Company's accounting department.

     C. Provide an avenue of communication among the independent auditors, management, the Company's accounting department, and the Board of Directors.

     D. Recommend to the Board of Directors the independent auditors to be engaged by the Company.

     E. Discuss the scope of the independent auditors' examination.

     F. Review the financial statements and the independent auditors' report.

     G. Review areas of potential significant financial risk to the Company.

     H. Monitor compliance with legal and regulatory requirements.

     I. Solicit recommendations from the independent auditors regarding internal controls and other matters.

     J. Establish guidelines for the Board of Directors to review related party transactions for potential conflicts of interest.

     K. Make recommendations to the Board of Directors.

     L. Perform other related tasks as requested by the Board of Directors.

     The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as to anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.  Audit Committee Composition and Meetings

          A. Audit Committee members shall meet the requirements of the American Stock Exchange and/or any other exchange on which the Company's stock is traded. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

          B. Audit Committee members shall be appointed by the Board. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

          C. The Committee shall meet (either in person or telephonically) at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the Chief Financial Officer, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures.

III. Audit Committee Responsibilities and Duties

     Review Procedures
     -----------------

          A. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with Securities And Exchange Commission ("SEC") regulations.

          B. Review the Company's annual audited financial statements prior to filing or distribution. The review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments.

          C. In consultation with the management, the independent auditors, and the Chief Financial Officer, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent auditors and the Company's accounting department together with management's responses.

          D. Review with management the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

Independent Auditors
--------------------

     A. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee and the Board of Directors shall be responsible for the selection, evaluation, and replacement of the independent auditors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

     B. Approve the fees and other significant compensation to be paid to the independent auditors.

     C. Review and discuss with the independent auditors all significant relationships that the auditors and their affiliates have with the Company and its affiliates in order to determine the auditors' independence. The Audit Committee shall: (i) request, receive and review on a periodic basis, a formal written statement from the independent auditors delineating all relationships between the independent auditors and the Company, (ii) discuss with the independent auditors any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and (iii) recommend that the Board take appropriate action in response to the independent auditors' report to satisfy itself of the independent auditors' independence.

     D. Review the independent auditors' audit plan, including discussing scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

     E. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

     F. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

Accounting Department and Legal Compliance
------------------------------------------

     A. Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the Company's accounting department, as needed.

     B. Review the appointment and performance of the Chief Financial Officer, and review financial and accounting personnel succession planning with the Company.

     C. Review significant reports prepared by the Company's accounting department together with management's response and follow-up to these reports.

     D. On at least an annual basis, review with the Company's counsel any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities
--------------------------------------

     A. Annually prepare a report to shareholders as required by the SEC. The report should be included in the Company's annual proxy statement.

     B. Perform any other activities consistent with this Charter, the Company's bylaws, and governing law, as the Committee or the Board deems necessary or appropriate.

     C. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

     D.   Periodically perform self-assessment of Audit Committee performance.

     E. While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, among management, the independent auditors or the accounting department or to assure compliance with laws and regulations.

                                    * * * * *

PROXY                                                                      PROXY

                             PYR ENERGY CORPORATION
                     For the Annual Meeting Of Stockholders
               Proxy Solicited on Behalf of the Board of Directors


          The undersigned hereby appoints D. Scott Singdahlsen and Andrew P. Calerich, or either of them, as proxies with full power of substitution to vote all the shares of the undersigned with all of the powers which the undersigned would possess if personally present at the Annual Meeting of Stockholders of PYR Energy Corporation (the "Corporation") to be held at _____ a.m. on June 18, 2001, at
     ______________________________________________________, or any adjournments thereof, on the following matters:

                     [X] Please mark votes as in this example.


1.       ELECTION OF DIRECTORS

         Nominees: Keith F. Carney, S. L. Hutchison, Bryce W. Rhodes and D. Scott Singdahlsen.

         FOR ALL NOMINEES  [  ]
         WITHHELD FROM ALL NOMINEES  [  ]
         FOR ALL NOMINEES EXCEPT AS NOTED ABOVE  [  ]

2. Proposal to amend the Corporation's Certificate Of Incorporation to increase authorized common stock.

         [  ] FOR                      [  ] AGAINST                [  ] ABSTAIN

3. Proposal to reincorporate the Corporation under the laws of the State of Maryland.

         [  ] FOR                      [  ] AGAINST                [  ] ABSTAIN


4. Proposal to amend the Corporation's 2000 Stock Option Plan to increased common stock issuable pursuant to options granted under the Plan.

         [  ] FOR                      [  ] AGAINST                [  ] ABSTAIN

5. Proposal to ratify the selection of Wheeler Wasoff, P.C. as the Corporation's certified independent accountants.

         [  ] FOR                      [  ] AGAINST                [  ] ABSTAIN


                (Continued and to be signed on the reverse side)
--------------------------------------------------------------------------------

6. In their discretion, the proxies are authorized to vote upon an adjournment or postponement of the meeting.

         [  ] YES                        [  ] NO                   [  ] ABSTAIN

7. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                  MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW  [  ]

     Unless contrary instructions are given, the shares represented by this proxy will be voted in favor of Items 1, 2, 3, 4, 5 and 6. This proxy is solicited on behalf of the Board of Directors of PYR Energy Corporation.

EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.


                              Dated:
                                    --------------------------------------------

                              Signature:
                                        ----------------------------------------


                              Signature:
                                        ----------------------------------------
                              Signature if held jointly

                              (Please sign exactly as shown on your stock certificate and on the envelope in which this proxy was mailed. When signing as partner, corporate officer, attorney, executor, administrator, trustee, guardian, etc., give full title as such and sign your own name as well.
                              If stock is held jointly, each joint owner should sign.)